Exhibit 10.15

OLLIE’S BARGAIN OUTLET, INC.
6295 ALLENTOWN BOULEVARD — SUITE A
HARRISBURG, PENNSYLVANIA 17112

February 11, 2026

John W. Swygert, Jr.
104 Arline Lane
Hummelstown, PA 17036

Re: First Amendment to John Swygert’s January 30, 2025, Amended and Restated Employment Agreement.

Dear John:

This letter agreement (the “First Amendment”) amends your January 30, 2025, Amended and Restated Employment Agreement (the “Swygert Employment Agreement”) only as expressly provided herein.  Except as expressly agreed upon in this First Amendment, the Swygert Employment Agreement continues in full force and effect in its entirety, and together with this First Amendment sets forth all of the terms of your continuing employment with Ollie’s Bargain Outlet, Inc. (the “Company”).

WHEREAS, the Ollie’s Bargain Outlet Holdings’ Board of Directors (the “Board”), approved your appointment as the Executive Chairman of the Board of the Company effective February 1, 2026, the “Effective Date”) through February 11, 2027;

WHEREAS, the Company desires to continue to employ you, and you desire to continue to be employed by the Company, as Executive Chairman of the Board on the terms and conditions set forth in the Swygert Employment Agreement, as amended by this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties hereto agree to amend only the affected language within each of the following numbered paragraphs of the Swygert Employment Agreement:

1.           Effective Date; Term.  As of the Effective Date, this Agreement, which sets forth the terms of your employment as the Executive Chairman of the Board, unless sooner terminated in accordance with Section 6 hereof, will have a term from February 1, 2026 through February 11, 2027 (the “Term”).  Prior to the end of the Term, you and the Board will review your expected role and time commitment for fiscal year 2027, if any, and determine whether or not to extend the Term on the same or amended terms.

5.           Equity Awards; Benefits.

(a) As of February 10, 2026, you shall be granted a long-term incentive equity award with a value of $1,200,000 ($600,000 of the value in non-qualified stock options and $600,000 of the value in restricted stock units) hereinafter (the “Second Grant”).

(b) With regard to the acceleration of unvested equity in certain termination events, for the avoidance of doubt all references to the contractually defined “Grant” in this paragraph shall be amended to include the Second Grant and the term amended to “Grants”, as of the Effective Date.

Except as expressly amended by this First Amendment, all other terms and conditions of the Swygert Employment Agreement remain in full force and effect and are hereby ratified and confirmed by the parties in all respects.  In the event of any conflict between the terms of this First Amendment and the Swygert Employment Agreement, the terms of this First Amendment shall control.

[Signature Page to Follow]

Very truly yours,

OLLIE’S BARGAIN OUTLET, INC.

By:	/s/ James J. Comitale

Name:	James J. Comitale

Title:	SVP, General Counsel, and Corporate Secretary

Accepted and Agreed To

By:/s/ John W. Swygert, Jr.

Name: John W. Swygert, Jr.

Signature Page to the First Amendment to the Swygert Employment Agreement
(effective February 1, 2026)